REMINGTON SUPPLEMENTAL SAVINGS PLAN
(Effective January 1, 1998)

TABLE OF CONTENTS

ARTICLE I	Introduction
1.1	Name	1
1.2	Purpose	1
1.3	Administration of the Plan	1
ARTICLE II	Definitions	2
2.1	"Basic Plan"	2
2.2	"Code"	2
2.3	"Committee"	2
2.4	"Company"	2
2.5	"Compensation"	2
2.6	"Effective Date"	2
2.7	"Employer"	2
2.8	"ERISA"	2
2.9	"Participant"	3
2.10	"Plan"	3
2.11	"Plan Year"	3
2.12	"Related Company"	3
2.13	"Retirement Deferral Account"	3
2.14	"Subsidiary"	3
2.15	"Year of Service"	3
ARTICLE III	Plan Participation	3
ARTICLE IV	Deferrals and Contributions	4
4.1	Deferral Election	4
4.2	Retirement Deferral Account	5
ARTICLE V	Earnings on Account Balances	5
5.1	Crediting of Deferrals	5
5.2	Earnings	5
ARTICLE VI	Establishment of Trust	6
6.1	Establishment of Trust	6
6.2	Status of Trust	6
ARTICLE VII	Distribution of Account Balances	6
7.1	Vesting	6
7.2	Form of Distribution of Accounts	6
7.3	Emergency Payments	7
7.4	Involuntary Distributions	7
7.5	Distribution Upon Change of Control	8
7.6	Designation of Beneficiaries	8
ARTICLE VIII	Amendment or Termination	9
8.1	Amendment	9
8.2	Plan Termination	9
ARTICLE IX	General Provisions	10
9.1	Non-Alienation of Benefits	10
9.2	Withholding for Taxes	10
9.3	Immunity of Committee Members	10
9.4	Plan not to Affect Employment Relationship	11
9.5	Subordination of Rights	11
9.6	Notices	11
9.7	Gender and Number; Headings	11
9.8	Controlling Law	12
9.9	Successors	12
9.10	Severability	12
9.11	Action by Company	12

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REMINGTON SUPPLEMENTAL SAVINGS PLAN
ARTICLE I
Introduction

1.1	Name. The name of the Plan shall be the "Remington Supplemental Savings Plan."

1.2	Purpose. This Plan shall constitute an unfunded arrangement established and maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as defined for purposes of Title I of the ERISA).

1.3	Administration of the Plan. The Plan shall be administered by the Committee. The Committee’s duties and authority under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other actions as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon each Employer and each Participant, former Participant, designated beneficiary, and each person claiming under or through any Participant or designated beneficiary, and no additional authorization or ratification by the Board of Directors or stockholders of any Employer shall be required. Any action by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. Committee members may be Participants, but no member of the Committee may participate in any decision directly affecting the computation of his benefits or rights under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

ARTICLE II
Definitions

2.1	"Basic Plan" means the Remington Savings and Investment Plan.

2.2	"Code" means the Internal Revenue Code of 1986, as amended..

2.3	"Committee" means the persons who have been designated, from time to time, by the Board of Directors of the Company to administer the plan.

2.4	"Company" means Remington Arms Company, Inc. or its successors or assigns under the Plan.

2.5	Compensation” as defined in section 1.10 of the Remington Savings and Investment Plan, as amended from time to time, without regard to IRS Code Section 401(a)(17).

2.6	Effective Date” means January 1, 1998.

2.7	Employer” means any Subsidiary or other Related Company of either the Company or a Subsidiary which adopts the Plan with the approval of the Company.

2.8	"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.9	"Participant" means any eligible person who is participating under the Plan pursuant to Article III.

2.10	"Plan" means this Remington Supplemental Savings Plan, as amended from time to time.

2.11	"Plan Year" means the calendar year.

2.12	Related Company” means, with respect to any Employer, that Employer and any corporation, trade or business which is, together with that Employer, a member of the same controlled group of corporations, a trade or business under common control, or an affiliated service group within the meaning of Code section 414 (b), (c), (m) or (o).

2.13	Retirement Deferral Account” means the deferred compensation account maintained with respect to each Participant as set forth in Section 4.2 of the Plan.

2.14	"Subsidiary" means a company which is 50% or more owned, directly or indirectly, by the Company.

2.15	Year of Service” means a year of service as such term is defined for vesting purposes under the Basic Plan and includes all vesting service recognized under the Basic Plan.

ARTICLE III
Plan Participation

        The Chief Operating Officer of the Company shall designate, in writing, each person that is eligible to participate under this Plan (a “Participant”). Only those employees of Employers who are in a select group of management or are highly compensated (within the meaning of Title I of ERISA) may be designated as eligible to participate under this Plan.

ARTICLE IV
Deferrals and Contributions

4.1	Deferral Election .

(a)	Each Participant may elect to enter into a salary reduction agreement with an Employer prior to the first day of each Plan Year (or prior to the first day of participation in this Plan with respect to a Participant’s initial year of participation) in which the Compensation to which the salary reduction election relates is earned. Each Participant’s salary reduction percentage election must be in a whole percentage of Compensation; provided, however, in no event may a Participant’s salary reduction percentage under this Plan and the percentage of Compensation contributed as “Employees Before-tax Contributions” under the Basic Plan exceed more than sixteen percent of his Compensation for the Plan Year. Each salary deferral election must be filed with the Committee in the manner required by the Committee. Completion of such election form shall evidence the Participant’s authorization of his Employer to reduce his Compensation by the percentage of Compensation specified in the election.

(b)	The election to defer the receipt of Compensation shall thereafter be irrevocable for such Plan Year. If no election is made with respect to any Plan Year for which services have been rendered, the Participant shall be deemed to have elected not to defer any of his Compensation earned with respect to such Plan Year.

(c)	As soon as practicable after the end of each Plan Year, the Committee will perform actual deferral percentage, actual contribution percentage and multiple use testing to determine the maximum amount of additional elective contributions that could be made for the current Plan Year, consistent with Section 402 (g) of the Code, on behalf of each Participant as a Participant in the Basic Plan. As soon as practicable thereafter, but in no event later than March 15 of the Plan Year following the current Plan Year, the lesser of the maximum allowable contribution so determined or the Participant’s salary deferral under the Plan for the current Plan Year will be deemed paid to the Participant and will be contributed to the Basic Plan as an elective contribution. No earnings credited under the Plan will be contributed to the Basic Plan. All such elective contributions made to the Basic Plan shall result in corresponding reductions to each affected Participant’s Retirement Deferral Account under the Plan.

4.2	Retirement Deferral Account. The Committee shall establish and maintain a deferred compensation account (the “Retirement Deferral Account”) with respect to each Participant who has elected to defer Compensation to such Retirement Deferral Account under this Article IV. The Participant’s Retirement Deferral Account shall be a bookkeeping account maintained by the Company and shall reflect the amount of Compensation the Participant has elected to defer, and shall be credited or charged with the deemed investment earnings and losses thereon, if any, in accordance with Article V.

ARTICLE V
Earnings on Account Balances

5.1	Crediting of Deferrals. The company shall credit all deferred compensation to the Participant’s Retirement Deferral Account within a reasonable period following the date the deferrals would have been paid to the Participant if the Participant had not made a deferral election under Article IV of the Plan.

5.2	Earnings. Each Participant’s Retirement Deferral Account will be credited with earnings as of December 31 of each Plan Year (or such earlier date that a Participant retires or terminates employment) in an amount equal to the weighted average of such Participant’s Retirement Deferral Account during the Plan Year multiplied by an interest rate equal to the prime rate (as published in the Wall Street Journal on the last business day of such Plan Year (or such earlier date that the Participant retires or terminates employment)) plus two percent.

ARTICLE VI
Establishment of Trust

6.1	Establishment of Trust. The Company may, in its sole discretion, establish a grantor trust, as described under Section 671 of the Code, which is subject to the claims of the general creditors of the Company, for the purpose of accumulating assets to provide for the obligations hereunder. The establishment of such a trust shall not affect the Company’s’ liability to pay benefits hereunder except that the Company’s liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established. The amount to be contributed shall be determined by the Company and the investment of such assets shall be in accordance with the trust document.

6.2	Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Company and will have the status of general unsecured creditors of the Company for any amounts due under this Plan. Trust assets and income will be subject to the claims of the Company’s creditors.

ARTICLE VII
Distribution of Account Balances

7.1	Vesting. A Participant’s benefit under his Retirement Deferral Account shall be 100% vested and nonforfeitable and shall be distributable to the Participant or, in the event of the Participant’s death, to his beneficiary, as provided in Section 7.2 below.

7.2	Form of Distribution of Accounts. Upon a Participant’s termination of employment, the Participant’s benefit under this Plan shall be distributed in a lump sum payment.

7.3	Emergency Payments. A Participant may from time to time request, in such manner as may be satisfactory to the Committee, that the Committee authorized an emergency payment to such Participant. Any such distribution shall be for the sole purpose of enabling such Participant to meet his immediate and heavy financial needs arising as a result of personal injury, sickness, disability, substantial damage to real or personal property, natural disasters or other unforeseen and extraordinary emergency of such Participant or a member of his immediate family. Children’s educational expenses and the purchase or improvement of a residence are specifically excluded as events deemed to constitute an emergency for purposes of this Section. If the Committee, in its discretion, authorized an emergency payment, the Committee shall distribute to such Participant, within a reasonable time, and amount determined by the Committee in its discretion to be sufficient to alleviate the financial hardship, but not in excess of the Participant’s Retirement Deferral Account as of such date. In determining the amount to be distributed, the Committee, may take into account amounts reasonably available from other resources of the Participant.

7.4	Involuntary Distributions. Notwithstanding the foregoing provisions of this Article VII, the Committee may on its own initiative authorize the Company to distribute to any Participant (or to a designated beneficiary in the event of the Participant’s death) all or any portion of the Participant’s Retirement Deferral Account. Such payment would be specifically authorized in the event there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of Treasury, a decision by a court of competent jurisdiction involving a Participant or a beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for Federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amount are paid to the Participant.

7.5	Distribution Upon Change of Control. Within five days following the Change of Control of the Company, the Company shall establish a grantor trust (if such grantor trust referred to in Section 6.1 has not already been established) and shall make an irrevocable contribution to the grantor trust in an amount that is sufficient to pay each Participant or beneficiary the benefits to which Plan Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred. No Participant shall have a right to a distribution of his Retirement Deferral Account upon a Change of Control of the Company, except as otherwise provided in the Plan. A “Change of Control” of the Company shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13 (d) or 14 (d) of the Securities Exchange Act of 1934 (“Act”), or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-1 promulgated under the Act) of 30 percent or more of either the outstanding shares of common stock or the combined voting power of Company’s then outstanding voting securities entitled to vote generally, or the approval by the stockholders of Company of a reorganization, merger or consolidation, in each case, with respect to which persons who were stockholders of Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter own more than 50 percent of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company’s then outstanding securities, or a liquidation or dissolution of Company or of the sale of all or substantially all of Company’s assets.

7.6	Designation of Beneficiaries. Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant’s Retirement Deferral Account under the Plan are to be paid if the Participant dies before his Retirement Deferral Account is full distributed. Each such beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant’s lifetime. If a Participant fails to designate a beneficiary before his death, as provided above, or if the beneficiary designated by a Participant dies before the date of the Participant’s death or before complete payment of the Participant’s Retirement Deferral Account, the Committee, in its discretion, may pay the Participant’s Retirement Deferral Account to either (i) one or more of the Participant’s relatives by blood, adoption or marriage and in such proportions as the Committee determines, or (ii) the legal representative or representatives of the estate of the last to die of the Participant and his designated beneficiary.

ARTICLE VIII
Amendment or Termination

8.1	Amendment. The Company, in its discretion, shall have the right to amend the Plan from time to time except that no such amendment shall, without the consent of the Participant to whom amounts have been credited to his Retirement Deferral Account, adversely affect the Participant’s (and his beneficiary’s) right to payments of such amounts.

8.2	Plan Termination. The Company may in its discretion, terminate the Plan at any time, however, no such termination shall alter a Participant’s (and his beneficiary’s) right to the amounts previously credited to his Retirement Deferral Account.

ARTICLE IX
General Provisions

9.1	Non-Alienation of Benefits. A Participant’s rights to the amount credited to his Retirement Deferral Account under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

9.2	Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, each Employer shall withhold or shall cause its agent to withhold from any distribution made under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding provisions of the Code or any state’s income tax act for purposes of paying any estate, inheritance or other tax attributable to any amounts distributable or creditable under the Plan.

9.3	Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by any officer of an Employer or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to an Employer or any Participant, former Participant, designated beneficiary, person claiming under or through any Participant or designated beneficiary or other person interested or concerned in connection with any decision made by such member pursuant to the Plan which was based upon any such information, report or opinion if such member relied thereon good faith.

9.4	Plan not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of any Employer to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason or without cause. By accepting any payment under this Plan, each Participant, former Participant designated beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made under the Plan by the Committee.

9.5	Subordination of Rights. At the Committee’s request, each Participant or designated beneficiary shall sign such documents as the Committee may require in order to subordinate such Participant’s or designated beneficiary’s rights under the Plan to the rights of such other creditors of the Company as may be specified by the Committee.

9.6	Notices. Any notice required to be given by the Company or the Committee hereunder shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail, shall be deemed to have been given upon the date of delivery, correctly addressed to the last known address of the person to whom such notice is to be given.

9.7	Gender and Number; Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases here they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

9.8	Controlling Law. The Plan shall be construed in accordance with the internal laws of the State of California.

9.9	Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, whether by way of merger, consolidation, purchase or otherwise.

9.10	Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality on invalidity shall not affect the remaining provision of the Plan, and the Plan shall be enforced as if the invalid provisions had never been set forth therein.

9.11	Action by Company. Any action required or permitted by the Company under the Plan shall be by resolution of its Board of Directors or by a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.